EXHIBIT 4.8


                       2001 EMPLOYEE STOCK OPTION PLAN OF
                          BENTLEY PHARMACEUTICALS, INC.
                         INCENTIVE STOCK OPTION CONTRACT


          THIS INCENTIVE  STOCK OPTION  CONTRACT  entered into as of _______ __,
200_  between  Bentley  Pharmaceuticals,   Inc.,  a  Delaware  corporation  (the
"Company"), and __________ (the "Optionee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          1. The Company, in accordance with the allotment made by the Board of Directors of the Company or the committee of the Board of Directors designated to administer the Plan (collectively, the "Administrators") and subject to the terms and conditions of the 2001 Employee Stock Option Plan of the Company (the "Plan"), grants to the Optionee an option to purchase an aggregate of _______ shares of the Common Stock, $.02 par value per share, of the Company ("Common Stock") at an exercise price of $_____ per share. This option is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no representation or warranty as to such qualification.

          2. (a) The term of this option shall be ten (10) years from the date hereof, subject to earlier termination as provided in the Plan.

             (b) Except as provided in Paragraph 4 hereof, this option shall, provided the Optionee is then an employee of the Company, become exercisable on
___________.

             (c) The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding the foregoing, this option may not be exercised at any time in an amount less than 100 shares (or the remaining shares then covered by and purchasable under the option if less than 100) and in no event may a fraction of a share of Common Stock be purchased under this option.

          3. This option shall be exercised by giving written notice to the Company at its then principal office, Attention: Secretary, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) with the authorization of the Administrators, any combination of the foregoing.

          4. The Company may withhold cash and/or, with the authorization of the Administrators, shares of Common Stock to be issued to the Optionee in the amount which the



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Company  determines is necessary to satisfy its  obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

          5. In the event of any disposition of the shares of Common Stock acquired pursuant to the exercise of this option within two years from the date hereof or one year from the date of transfer of such shares to him, the Optionee shall notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company on demand with such information as the Company shall reasonably request in connection with determining the amount and character of the Optionee's income, the Company's deduction and its obligation to withhold taxes or other amount incurred by reason of such disqualifying disposition, including the amount thereof. The Optionee shall pay the Company in cash on demand the amount, if any, which the Company determines is necessary to satisfy such withholding obligation.

          6. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

          7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock or (c) permit the Company to determine the occurrence of a


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"disqualifying  disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of this option.

          8. Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

          9. The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit A and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

          10. The Optionee represents and agrees that he will comply with all applicable laws relating to the Plan and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

          11. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

          12. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, or Legal Representative entitled to the Optionee's rights hereunder.

          13. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

          14. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

          15. The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.


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          IN WITNESS WHEREOF,  the parties hereto have executed this Contract as of the day and year first above written.



                                        BENTLEY PHARMACEUTICALS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                           -------------------------------------
                                           ________________, Optionee


                                           -------------------------------------
                                                       Address


                                           -------------------------------------
                                                       Address



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